Upbound Group, Inc. Insider Trading Policy September 2025 1. Introduction Federal and state securities laws prohibit trading in the securities of a company on the basis of material non-public information about such company. These laws also prohibit tipping (i.e., revealing material non-public information to others who then trade in securities of the relevant company). Any person who violates such laws is subject to personal liability and could face criminal penalties. Upbound Group, Inc. (together with its subsidiaries, the “Company”) takes seriously its obligation to safeguard against insider trading and its board of directors has adopted this insider trading policy (this “Policy”) to assist the Company’s directors and employees in complying with their legal obligations. The Company will also be prohibited from trading at any time based upon material non-public information in any Company Securities consistent with applicable law. Any violation of this Policy could result in disciplinary action, up to and including termination, as well as severe penalties under applicable law. This Policy is not intended to replace your individual responsibility to understand and comply with the legal prohibitions against insider trading. 2. Persons Subject to This Policy As a director, officer or other employee of the Company (including a home office worker), this Policy applies to you. The same restrictions under this Policy that apply to you also apply to your “Affiliated Persons” as follows: • your family members (including any spouse, significant other, child, parent or other family member) with whom you reside; • any other family members not living in your household but who are materially dependent on you for financial support or whose transactions in securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade); and • any other natural or legal person or entity (including a trust or partnership) (i) whose managerial responsibilities are discharged by, (ii) that is directly or indirectly controlled by or (iii) whose economic interests are substantially equivalent to those of, you or one of the foregoing persons. You are responsible for making sure that any transaction covered by this Policy by you or any of your Affiliated Persons complies with this Policy. In addition to the general provisions of this Policy, (i) all directors, executive officers and vice presidents, (ii) certain employees in the legal, finance and investor relations departments and (iii) certain other employees as may be designated from time to time (collectively, “Covered Persons”), are subject to the enhanced obligations and restrictions described in Annex A of this Policy.

Insider Trading Policy Page 2 If you are not certain whether you are a Covered Person, please contact the General Counsel or any other Designated Person (as defined in Section 8 below). 3. Scope of Covered Transactions This Policy addresses transactions by you and your Affiliated Persons in Securities (as defined below) of the Company and, with respect to Section 4 below, other companies. The “Securities” of a company include (i) its common stock, preferred stock, options, warrants, notes, bonds, convertible notes, debentures and any other securities issued by such company and (ii) derivative securities relating to any of the foregoing securities (such as put and call options), whether or not issued by such company. Transactions in Securities governed by this Policy include, but are in no way limited to: • the purchase or sale of Securities for value, including as a result of the rebalancing of any portfolio (including under the 401(k) plan or non-qualified deferred compensation plan of the Company or a separately maintained account), • any change in elections under the 401(k) plan regarding periodic payroll contributions or dividend reinvestment with respect to the Company stock fund, • dividend reinvestments (whether automatic or manual) with respect to investments held in any separately maintained account, other than any broad-based investment fund, • the contribution of Securities to a trust account, • gifts or other transfers of Securities to a third party, • the exercise of equity awards, including options to purchase common stock, and • all derivative transactions such as put options, call options and short or forward sales. 4. No Trading on Inside Information You may not transact in Securities of the Company, whether directly or indirectly through your Affiliated Persons or other persons or entities, if you are aware of material non-public information (as defined below) relating to the Company. Similarly, you may not transact in Securities of any other company, whether directly or indirectly through your Affiliated Persons or other persons or entities, if you are aware of material non-public information about such company which you obtained in the course of your service to or employment with the Company. In all instances, you are prohibited from engaging in securities trading in violation of federal or state securities laws. You may not disclose material non-public information to any other person, or recommend that any other person transact in Securities of any company (including the Company) in which you would be prohibited from transacting pursuant to the foregoing paragraph. This practice, known as “tipping,” may violate applicable federal or state securities laws and may result in the same civil and criminal penalties that apply to insider trading, even though you did not personally transact in Securities or gain any personal benefit from a transaction in Securities.

Insider Trading Policy Page 3 The consequences for violating applicable insider trading laws can be severe. Under federal law, individuals who transact in Securities of a company while aware of material non-public information relating to such company (or tip information to others as described above) may face, for each violation, (i) a civil penalty of up to three times the profit gained or loss avoided, (ii) a criminal fine of up to $5 million (even if the profit was relatively small) and (iii) a jail term of up to 20 years. Furthermore, the Company, and possibly supervising employees, may face significant civil or criminal penalties and could in certain circumstances be subject to private lawsuits by contemporaneous traders for damages suffered as a result of such illegal trading or tipping by persons under their control. Because any transaction in Securities that becomes subject to scrutiny will be evaluated after the fact, with the benefit of hindsight, transacting in Securities when there is any question that you possess material non-public information about the relevant company should be avoided. “Material non-public information” is any material information about a company that has not yet become publicly available. • Information is “material” if a reasonable investor would consider it important in a decision to buy, sell or hold Securities. Any information that could reasonably be expected to affect the market price of the Security may be material. Both positive and negative information may be material. While it is not possible to define all categories of material information, examples of information that, as a general rule, should be considered material are as follows: o any information about dividends or any changes in dividend policy; o earnings estimates and guidance or internal projections; o changes in previously released earnings estimates or guidance or internal projections; o changes in auditors or auditor notification that the Company may no longer rely on an auditor’s audit report; o the consistency of actual results with expectations of the investment community; o the introduction of significant products or services or a change in the geographies in which the Company operates; o mergers, acquisitions, dispositions, tender offers or joint ventures; o management changes or developments; o issuances, repurchases or redemptions of debt or equity securities; o significant borrowings or the repayment of debt, or changes in credit ratings; o potential or actual defaults under credit agreements or indentures, liquidity issues, bankruptcies or receiverships; o developments in pending or threatened litigation, governmental investigations or regulatory actions; and o cybersecurity incidents. • Information is “publicly available” only if (i) such information has been disseminated in a manner making it available to investors generally, for instance through a report filed or furnished with the Securities and Exchange Commission (the “SEC”) or a press release distributed through a widely disseminated news or wire service, and (ii) the market has had sufficient time to fully absorb such information. For purposes of this Policy, information will generally be considered publicly available after one full trading day following the day on which information was widely disseminated. A “trading day” is a day on which national stock exchanges are open for trading in the United States. For example, if the Company announces financial earnings after market close on a Monday, the first time you may transact in Securities

Insider Trading Policy Page 4 of the Company is the opening of the market on Wednesday (assuming you are not aware of other material non-public information at that time). Duration of Obligations Notwithstanding any termination of your service as a director of, or your employment with, the Company, you and your Affiliated Persons may not trade in Securities of any company (including the Company) about which you have material non-public information until such information is no longer material or has become publicly available. Exceptions Certain transactions are not subject to the restrictions in this Section 4 as follows: • a transaction effected pursuant to a plan meeting the requirements of Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that is pre-approved by the Company (discussed further below); • your receipt of equity awards issued to you by the Company, including options for the purchase of common stock, director deferred stock units, restricted stock units and performance share units; • your exercise of an employee stock option issued to you by the Company, provided that you pay the entirety of the exercise price and applicable taxes in cash (but note that any sale of the underlying shares acquired from the exercise of the option is subject to this Section 4); • your acquisition of common stock of the Company through payroll contributions or the reinvestment of dividends under the Company’s 401(k) plan, provided that, in each case, the relevant election was made in compliance with any applicable cooling-off period and/or certification requirements and at a time when you were not in possession of material non-public information; or • the vesting of your director deferred stock units, options, restricted stock units or performance stock units. For the avoidance of doubt, the provisions of this Section 4 apply to any election you make to (i) increase or decrease the percentage of your periodic payroll contribution to your 401(k) plan with the Company that will be allocated to the Company stock fund or (ii) increase or decrease your holdings in the Company stock fund (i.e., rebalancing) through your 401(k) plan or non-qualified deferred compensation plan of the Company. As a result, such elections may not be made at a time when you possess material non-public information. In addition, any such election may be subject to a cooling-off period and/or certification requirement. 10b5-1 Plans Transactions effected pursuant to a trading plan that meets the requirements of Rule 10b5-1 of the Exchange Act that is pre-approved by the Company are not subject to the provisions of this Section 4. Rule 10b5-1 of the Exchange Act provides a defense from insider trading liability under the federal securities laws for trades pursuant to pre-arranged “trading plans” that meet certain requirements, including, among others, that the trading plan be adopted at a time when the adopting person was not

Insider Trading Policy Page 5 aware of material non-public information about the relevant company or its Securities. No director, officer or other employee may enter into, or amend, waive the terms of or terminate, a Rule 10b5-1 trading plan unless pre-approved by the General Counsel of the Company. 5. Prohibited Transaction Types No Hedging or Other Derivative Transactions Neither you nor any of your Affiliated Persons may engage, whether on an exchange or in a private transaction, in (i) hedging, monetization or options transactions related to Securities of the Company or (ii) transactions involving any derivative Security of the Company or other financial instrument that provides the economic equivalent of ownership of any Security of the Company or an opportunity, whether direct or indirect, to profit from any change in the value of any Security of the Company, such as prepaid variable forward contracts, puts, calls, equity swaps, credit default swaps and collars. No Short Sales Neither you nor any of your Affiliated Persons may sell Securities of the Company that are not owned by such person at the time of the sale, including through any “sale against the box” (a sale with delayed delivery). No Margin Calls or Pledging Neither you nor any of your Affiliated Persons may (i) hold Securities of the Company in a margin account or (ii) pledge Securities of the Company as collateral for a loan, in each case unless they are treated as non-marginable by the brokerage firm. 6. No Unauthorized Disclosures The Company has designated certain members of management to respond to inquiries regarding the Company’s business and prospects, and formal announcements are generally reviewed by management and legal counsel before they are made public. These procedures are designed to ensure that the information the Company discloses is accurate and is considered in light of previous disclosures. Any communications that do not go through this review process create an increased risk to the Company, as well as to the individual responsible for the communication, of civil and criminal liability. For this reason, unless specifically authorized to do so, you may not disclose material non-public information about the Company to anyone, including relatives or friends, or other persons who might trade on the basis of such information or share the information with others who might trade on the basis of such information. 7. No Hardship Exception The existence of a personal financial emergency does not excuse you from compliance with this Policy. 8. Questions & Guidance Any director, officer or other employee who has a question about this policy or its application to such person or any proposed transaction may obtain additional guidance from the General Counsel of the Company or his or her designated representative(s), as set forth on Schedule A of this Policy

Insider Trading Policy Page 6 (collectively, “Designated Persons”), as may be amended from time to time by the General Counsel in his or her sole discretion. 9. Certification You must certify your understanding of and intent to comply with this Policy, as may be required by the Company. Such certification may be included in the certification and training regarding the Code of Business Conduct and Ethics performed each year or as otherwise required by the Company. Approved by the Board of Directors on September 17, 2025

Insider Trading Policy Annex A-1 ANNEX A Enhanced Procedures Applicable to Covered Persons All terms defined in the insider trading policy, of which this Annex A is a part (the “Policy”), of Upbound Group, Inc. (the “Company”) shall be ascribed the same definitions when used herein. 1. Persons Subject to Enhanced Procedures In addition to the general provisions of the Policy, the further procedures set forth in this Annex A (these “Enhanced Procedures”) apply to the following persons (collectively, “Covered Persons”): • all directors, executive officers and vice presidents of the Company; • certain employees in the legal, finance and investor relations departments of the Company; and • certain other employees as may be designated from time to time. If you are not certain whether you are a Covered Person, please contact the General Counsel or any other Designated Person. If you are a Covered Person, you are responsible for ensuring that transactions by you and your Affiliated Persons comply with all provisions of the Policy and these Enhanced Procedures that are applicable to you. 2. Purpose of Enhanced Procedures Covered Persons are subject to these Enhanced Procedures because of their position with or responsibilities to the Company, or their actual or potential access to material information of the Company. These Enhanced Procedures are intended to help Covered Persons avoid inadvertent violations of insider trading laws and avoid the appearance of an improper transaction (e.g., a division vice president transacting in Securities of the Company while unaware of a pending material development regarding another division of the Company). 3. Trading Windows Covered Persons and their Affiliated Persons may only transact in Securities of the Company during an open trading window and not during the blackout periods described below (i.e., when the trading window is closed). Note, however, even if the trading window is open, (i) you and your Affiliated Persons are prohibited from transacting in Securities of the Company while aware of material non- public information and (ii) you are required to pre-clear all transactions in Securities of the Company by you and your Affiliated Persons as provided in Section 4 below. Quarterly Blackout Periods The Company’s announcement of its quarterly financial results generally has the potential to have a material effect on the market for Securities of the Company. Therefore, to avoid even the appearance of transacting while aware of material non-public information, no Covered Person or any Affiliated Person may transact in Securities of the Company during the period beginning on the fifteenth calendar

Insider Trading Policy Annex A-2 day of the last month in each quarter (i.e., March 15, June 15, September 15, and December 15) and ending one full trading day after the earnings for that quarter are publicly released (e.g., if earnings are released on a Monday after the market closes, the blackout period would end at the opening of the market on Wednesday). Event-Specific Blackout Periods From time to time, events may occur or circumstances may arise (including but not limited to, negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new product developments) that are material to the Company and known only by certain directors or employees of the Company. The General Counsel may (1) temporarily designate employees of the Company who are aware of such matters as Covered Persons subject to these Enhanced Procedures and (2) restrict some or all of the Covered Persons from transacting in Securities of the Company until otherwise informed by the General Counsel. The existence of an event-specific blackout will be announced only to Covered Persons who are aware of the matter giving rise to the blackout. If a Covered Person unaware of such matter requests permission to transact in Securities of the Company during the event-specific blackout period, a Designated Person will inform such Covered Person of the existence of, but not the reason for, the blackout period. Any person made aware of the existence of an event-specific blackout period may not disclose the existence of the blackout period to any other person. 4. Pre-Clearance of All Transactions at All Times Even during an open trading window, Covered Persons and their Affiliated Persons may only transact in Securities of the Company with the written (e-mail acceptable) pre-clearance of the proposed transaction from a Designated Person. Transactions subject to such requirement include, to the extent involving Securities of the Company, any acquisition or disposition (including as a result of rebalancing under the 401(k) plan or non-qualified deferred compensation plan of the Company or a separately maintained account), change in elections under the 401(k) plan regarding periodic payroll contributions or dividend reinvestment, reinvestment of dividends (whether automatic or manual) under any separately maintained account, stock plan transaction (e.g., an option exercise), gift, loan, contribution to a trust or any other transaction. Requests for pre-clearance must be submitted at least one full trading day in advance of the proposed transaction. If approved, the proposed transaction must be effected within three (3) trading days following approval, unless otherwise explicitly stated in such approval. The Designated Persons are under no obligation to approve a transaction submitted for pre-clearance, and may determine not to permit a transaction. 5. Exception for Certain Pre-Approved Trading Plans Sections 3 and 4 of these Enhanced Procedures do not apply to transactions in Securities effected pursuant to a plan meeting the requirements of Rule 10b5-1 of the Exchange Act that is pre-approved by the Company in accordance with the terms of the Policy (see Section 4 of the Policy). 6. Additional Obligations of Section 16 Persons Directors and certain officers or other employees of the Company are subject to public reporting obligations under Section 16 of the Exchange Act. For such purposes, the board of directors of the

Insider Trading Policy Annex A-3 Company identifies, on an annual basis, the officers and other employees it considers to be ”officers” of the Company within the meaning of Rule 16a-1(f) and ”executive officers” of the Company within the meaning of Rule 3b-7, in each case as promulgated under the Exchange Act (collectively, “Reporting Officers”). Notice to the Company In addition to the pre-approval requirements described in these Enhanced Procedures, directors of the Company and Reporting Officers (collectively, “Section 16 Persons”) must, directly or indirectly (e.g., through a broker or other firm), inform the Designated Persons promptly following the completion of a transaction involving Securities of the Company by them or their Affiliated Persons, other than with respect to (i) an award of Securities to such person by the Company or (ii) an acquisition of Securities of the Company through automatic payroll contributions to the 401(k) plan of the Company. Public Reporting Obligations Section 16 Persons must generally file, subject to certain exceptions, the following documents with the SEC regarding their holdings of and transactions in Securities of the Company: • an Initial Statement of Beneficial Ownership of Securities on Form 3 within 10 days of becoming a Section 16 Person; • a Statement of Changes in Beneficial Ownership on Form 4 within two business days (other than an SEC holiday) after any transaction, including the disposition of gifts, by them or certain of their respective Affiliated Persons; and • an Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 within 45 days of the end of the Company’s fiscal year to report transactions in and holdings of Securities of the Company by them or their respective Affiliated Persons that were not previously required to be included on Form 4. While the legal department will assist Section 16 Persons with these filings, it is the responsibility of Section 16 Persons to ensure any required public disclosure is filed with the SEC in a timely manner following a transaction in Securities of the Company by them or their respective Affiliated Persons. As such, it is imperative that the Company be notified of reportable transactions in Securities of the Company in order to assist in the preparation of required documentation and file the proper form by the SEC deadlines. Late Section 16 filings must be disclosed publicly in the Company’s annual proxy statement. Short-Swing Trades/Potential Disgorgement In addition to the public reporting obligations, SEC rules also require Section 16 Persons to disgorge to the Company profits from certain purchases and sales, or sales and purchases, of Securities of the Company that occur within a period of less than 6 months. SEC Form 144 Filing Before Certain Resales Section 16 Persons are also likely to be deemed “affiliates” of the Company under federal securities laws. As a result, in connection with certain sales of Securities of the Company, Section 16 Persons may

Insider Trading Policy Annex A-4 be required to file a Form 144 with the SEC and comply with other requirements under Rule 144 of the Securities Act of 1933, as amended. Typically, the broker involved in such transaction will assist with Rule 144 compliance, rather than the Company’s legal department. Any required filing should be coordinated sufficiently in advance of any contemplated resales, in addition to otherwise complying with the Policy and these Enhanced Procedures.

SCHEDULE A Designated Person(s) Bryan Pechersky Executive Vice President, General Counsel and Corporate Secretary Bryan.Pechersky@upbound.com (972) 624-6773